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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


     We consent to the incorporation by reference in the registration statement on form S-8 of Xylan Corporation of our report dated January 21, 1998, related to the consolidated balance sheets of Xylan Corporation as of December 31, 1997 and December 31, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 which report appears in the Form 10-K of Xylan Corporation for the year ended December 31, 1997.



                                    KPMG PEAT MARWICK LLP


Los Angeles, California
April 15, 1998

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